MATERIAL SCIENCE company gauzy, ltd.’s FACTORY in TEL AVIV

TO PRODUCE RESEARCH FRONTIERS’ SPD-SMART LIGHT CONTROL FILM

FOR THE SMART GLASS INDUSTRY

Tel Aviv, Israel and Woodbury, New York. October 9, 2018 – Research Frontiers Inc. (Nasdaq: REFR) and Israel-based material science company Gauzy Ltd. announced today that Gauzy will be producing SPD-Smart light control film for the entire SPD-SmartGlass industry. The announcement came at a ceremony to celebrate the inauguration of Gauzy’s production line to produce SPD-Smart light control film in Tel Aviv-Jaffo where, along with Gauzy’s 65 employees, Gauzy CEO Eyal Peso and Research Frontiers CEO Joseph Harary, cut the ribbon on the new factory.

Gauzy CEO Eyal Peso cuts the ribbon to launch Gauzy’s SPD-Smart light control film production line with Joseph

M. Harary, CEO of Research Frontiers, while select members of Gauzy’s senior management and board of directors look on.

SPD-Smart light control film, invented and patented by Research Frontiers, is a key component in SPD-SmartGlass products. This film allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings.

Eyal Peso, Founder and CEO of Gauzy, noted: “Our mission is to bring the best-performing and most innovative technology-based products to our customers worldwide. We saw a large market opportunity to expand beyond our liquid crystal film products used for privacy and projection applications, and to enter the rapidly expanding market for films that can also control light, heat and glare. Now, as market leaders in this area with Research Frontiers, Gauzy is ready to produce its SPD-Smart light control film technology in our factory, and we have made a substantial investment, not only in establishing a world class manufacturing facility to make SPD-Smart film for the entire smart glass industry, but also by hiring additional people and making a direct investment in Research Frontiers itself last month.”

Joseph M. Harary, President of Research Frontiers noted: “Gauzy has impressed us and our licensees from day one. They have a focused determination to quickly bring to market products that their customers value highly. They do this through innovation and investment in state-of-the art production processes, and the hiring of top engineers and scientists. Research Frontiers has been emphasizing the desirability for a wider and less expensive SPD-Smart light-control film than is currently being produced for the SPD-SmartGlass industry, especially for key emerging markets such as the architectural smart glass market. Our agreement with Gauzy has established aggressive cost reduction targets, and established short-term milestones for wider film, and if they meet these and other milestones, Gauzy will become an important supplier of SPD light-control film, a key component for the entire smart glass industry.”

Gauzy’s film production line has a capacity to produce up to 364 thousand square meters of film per year per shift. While current SPD-Smart film is being produced for the smart glass industry in rolls that are one meter wide, Gauzy’s initial production of SPD-Smart film later this year will be 1.2 meters wide, and next year they will be producing SPD film that is 1.5 meters wide. Gauzy will thereafter be able to produce SPD-Smart film that is the same 1.8 meter width that Gauzy currently produces for its PDLC film. By meeting these and other milestones, Gauzy has the ability to be one of only two manufacturers in full production of SPD-Smart film that is licensed by Research Frontiers to supply the entire SPD-SmartGlass industry for all markets, including automotive, aircraft, marine, museum and architectural.

The markets for SPD-Smart film are already well-established. Research Frontiers has licensed over 40 chemical, film, and glass companies which are selling products for the automotive, aircraft, marine, train, museum, train and consumer electronics industries. Gauzy’s established and growing network of over 55 glass fabricators worldwide brings additional synergies, infrastructure, and growth opportunities to the smart glass industry.

Research Frontiers patented SPD-SmartGlass technology is the same best-selling smart window technology that can be found on various car models from Daimler. The MAGIC SKY CONTROL feature, which is now in use on tens of thousands of Mercedes-Benz SLs, SLC/SLKs, Maybach and S-Class models around the world, uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays in both clear and darkly tinted modes, helping keep the cabin cooler, and protecting passengers and interiors while also enhancing security inside the vehicle. These benefits become even more important when a car uses large surface areas of glass, especially in warm climates.

Some of the other benefits of SPD-SmartGlass include significant heat reduction inside the vehicle (by up to 18ºF/10ºC), UV protection, glare control, reduced noise and reduced fuel consumption. Independent calculations also show that use of SPD-SmartGlass can reduce CO2 emissions by four grams per kilometer, and increase the driving range of electric vehicles by approximately 5.5 percent.

Shortly after its introduction into serial production in the automotive industry, SPD-SmartGlass has become standard equipment on many different aircraft, and is also used in residential and commercial architectural applications, in trains, yachts and other marine vehicles, in display applications, and to protect light-sensitive artwork and documents in major museums around the world.

Along with a best of breed R&D team, Gauzy also has an on-site production line with custom machinery for high quality products with on time delivery. Gauzy’s technology is featured in notable projects worldwide, including automotive collaborations with leading OEMs and Tier 1 suppliers, hotels, corporate offices, luxury residences, retail chains and consumer electronics.

About Gauzy Ltd.

Gauzy is a world leader and vendor of material science, focused on the research, development, manufacturing, and marketing of technologies which are embedded into and onto raw materials. Amongst Gauzy’s core areas of expertise are Liquid Crystals And SPD, which is used to produce LCG® (Light Controlled Glass). The company is headquartered in Tel Aviv Israel, with additional offices in Stuttgart, Germany, Guangzhou China and Los Angeles, California. Learn more at www.gauzy.com

About Research Frontiers Inc.

Research Frontiers (Nasdaq: REFR) is a publicly traded technology company and the developer of patented SPD-Smart light-control film technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Research Frontiers has licensed its smart glass technology to over 40 companies that include well known chemical, material science and glass companies. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings. For more information, please visit our website at www.SmartGlass.com, and on Facebook, Twitter, LinkedIn and YouTube.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results, especially those reliant on activities by third parties, could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. “SPD-Smart” and “SPD-SmartGlass” are trademarks of Research Frontiers Inc.

For further information, please contact:

Eyal Peso

Founder and CEO

Gauzy Ltd.

+972-72-2500385

info@gauzy.com

Brittany Kleiman Swisa

Media & Marketing Contact

Gauzy Ltd.

+972-72-2500385

brittany@gauzy.com

Joseph M. Harary

President and CEO

Research Frontiers Inc.

+1-516-364-1902

Info@SmartGlass.com